UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

American Energy Development Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-169014 (Commission File Number)	27-2304001 (I.R.S. Employer Identification No.)

1230 Avenue of the Americas, 7th Floor, New York, New York (Address of principal executive offices)	10020 (Zip Code)

(888) 542-7720 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2011, the board of directors of American Energy Development Corp. (the “Registrant”) increased the size of the board of directors from two to three directors and appointed Kevin J. Goldrick as a director to fill the previously created vacancy on the board of directors.

Kevin J. Goldrick, age 58, has more than 34 years of geological experience.   In 1977, Mr. Goldrick began his career as a geologist with Kerr McGee Corporation and since that time, has worked as geologist with Tooke Rockies, Inc. from 1981 to 1983 and as a production engineer with Baker Hughes from 1987 to 1991.  From 1983 until the present, Mr. Goldrick has been the owner of and a geologist for Intermountain Wellsite Geologists, Inc.  Mr. Goldrick is a member of the Wyoming Geological Associate, the American Petroleum Institute and the Society of Petroleum Engineers.  He earned his Bachelor of Science degree in Geology from Chadron State College in 1976. Mr. Goldrick is not an officer or director of any other reporting company.

On December 19, 2011, the Registrant and Mr. Goldrick entered into a director agreement (the “Agreement”).  The Agreement provides that Mr. Goldrick will receive an annual cash compensation of $12,000 paid in quarterly installments payable for each quarter after January 1, 2012, equity compensation of 100,000 shares of the Registrant’s $.001 par value common stock issued in quarterly installments of 25,000 shares for each quarter after January 1, 2012, and stock options to purchase up to 75,000 shares of the Company's common stock in the event the Registrant approves and adopts an employee stock option plan during the term of the Agreement.  This brief description of the Agreement is only a summary of the material terms and is qualified in its entirety by reference to the full text of the Agreement as attached to this Current Report on Form 8-K as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On December 20, 2011, the Registrant intends to issue a press release to announce the appointment of Kevin Goldrick as a director of the Registrant.  A copy of the release is attached as Exhibit 99.1.

This information (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the Registrant, whether made before or after the date of this report, regardless of any general incorporation language in the filing, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1	Director Agreement by and between American Energy Development Corp. and Kevin Goldrick dated December 19, 2011.
99.1	Press Release dated December 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 19, 2011	American Energy Development Corp.

	By:	/s/ Herold Ribsskog
Herold Ribsskog
Chief Executive Officer